UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 30, 2009


                             ONLINE ORIGINALS, INC.
             (Exact name of registrant as specified in its charter)


             Nevada                  333-133347                 98-0479983
------------------------------- ----------------------    ----------------------
(State or other jurisdiction of   (Commission File        (IRS Employer
         incorporation)                Number)            Identification Number)


               2020 Sherwood Park, Suite 57113, AB, Canada T8A 3H9
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (780) 668-7422
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPATURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective June 30, 2009, Gregory Adams resigned as Secretary/Treasurer and as a director of OnLine Originals, Inc. (the Company). In addition, on June 30, 2009, Shari Sookarookoff, President and Chief Executive Officer of the Company, has been appointed Secretary/Treasurer and Chief Financial Officer or the Company.

SHARI SOOKAROOKOFF, age 32

Ms. Shari Sookarookoff has served as the President and Chief Executive Officer of the Company since September 12, 2008.

Ms. Sookarookoff will oversee the design, creation and maintenance of the Company's website and will perform any other operational and administrative duties as necessary.

From 1994 through 2002, Ms. Sookarookoff was employed by Alberta Forest Products Shippers Association, a freight broker located in Edmonton, Alberta, Canada that is dedicated to facilitate the freight requirements of numerous lumber mills in the Province of Alberta, Canada. In June 1999, she was promoted to traffic coordinator.

From July 2002 to present, Ms. Sookarookoff went to work with Spruce Land Millworks (located in Spruce Grove, Alberta, Canada) as a manager of the shipping department. Applying her skills and knowledge of the truck brokerage industry.

Ms. Sookarookoff is not an officer or director of any other reporting company that files annual, quarterly or periodic reports with the U.S. Securities and Exchange Commission.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   ONLINE ORIGINALS, INC.


                                   By: /s/ Shari Sookarookoff
                                       -----------------------------------
                                       Shari Sookarookoff, CEO


                                       Date: June 30, 2009
















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